Exhibit 10.48

ISE Integrated Systems Engineering AG
Milestone Compensation Plan

        This Milestone Compensation Plan (the "Plan") is established by ISE Integrated Systems Engineering AG (the "Company") effective as of November 2, 2004 (the "Effective Date").

        1.    PURPOSES OF THE PLAN.    The purpose of the Plan is to establish three cash bonus pools to provide incentives to certain employees of the Company who remain employees of the Company or its affiliates through the date of achievement of certain milestones.

        2.    DEFINITIONS.

          (a) "Closing Date" shall mean the date of closing of the transactions contemplated by the Share Purchase Agreement.

          (b) "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended.

          (c) "Disqualified Individual" shall mean a Participant as determined to be a "disqualified individual" under Code Section 280G(c) and the Treasury regulations thereunder. The Disqualified Individuals are listed on Exhibit A-1.

          (d) "First Milestone" shall mean the achievement in all respects of the requirements specified in Exhibit B-1.

          (e) "First Milestone Achievement Date" shall be the first day of Synopsys' fiscal year 2006.

          (f) "First Milestone Bonus Amount" with respect to an eligible Participant shall be an amount determined by multiplying (a) the fraction determined by dividing the number of Participating Units held by such Participant by the total number of Participating Units outstanding on the Effective Date, by (b) the First Milestone Bonus Pool Amount.

          (g) "First Milestone Bonus Pool Amount" shall be an amount equal to up to US$6,000,000, subject to certain adjustments described in Section 4 and 7 of the Plan and Exhibit B-1.

          (h) "Participant" shall mean an individual listed on Exhibit C who remains an employee of the Company or Parent as of the Closing Date; provided that he or she accepts the terms of this Plan in writing.

          (i) "Second Milestone" shall mean the achievement in all respects of the requirements specified in Exhibit B-2.

          (j) "Second Milestone Achievement Date" shall be the first day of Synopsys' fiscal year 2007.

          (k) "Second Milestone Bonus Amount" with respect to an eligible Participant shall be an amount determined by multiplying (a) the fraction determined by dividing the number of Participating Units held by such Participant by the total number of Participating Units outstanding on the Effective Date, by (b) the Second Milestone Bonus Pool Amount.

          (l) "Second Milestone Bonus Pool Amount" shall be an amount equal to up to US$6,000,000, subject to certain adjustments described in Sections 4 and 7 of the Plan and Exhibit B-2.

          (m) "Share Purchase Agreement" shall mean that certain Share Purchase Agreement by and among Synopsys International, the Company and certain other parties thereto dated October 11, 2004 pursuant to which Synopsys International shall acquire up to one hundred percent (100%) of the outstanding shares of the Company.

          (n) "Synopsys" shall mean Synopsys, Inc., a Delaware corporation.

          (o) "Synopsys International" shall mean Synopsys International Limited, an Irish corporation.

          (p) "TCAD Products" shall mean all TCAD software products sold by Synopsys, as determined by the Senior Vice President responsible for TCAD products, whether before or after the date of this Plan and including (a) the software products sold by the Company prior to the acquisition of the Company by Synopsys, and (b) any updates, upgrades or revisions to such products. Orders attributable to TCAD Products shall include orders for licenses, consulting and engineering services, and maintenance.

          (q) "Third Milestone" shall mean the achievement in all respects of the requirements specified in Exhibit B-3.

          (r) "Third Milestone Achievement Date" shall be the first day of Synopsys' fiscal year 2008.

          (s) "Third Milestone Bonus Amount" with respect to an eligible Participant shall be an amount determined by multiplying (a) the fraction determined by dividing the number of Participating Units held by such Participant by the total number of Participating Units outstanding on the Effective Date, by (b) the Third Milestone Bonus Pool Amount.

          (t) "Third Milestone Bonus Pool Amount" shall be an amount equal to up to US$8,000,000, subject to certain adjustments described in Sections 4 and 7 of the Plan and Exhibit B-3.

        3.    OPERATION OF THE PLAN.    The Plan will operate through establishment of a pool of 100 participating units ("Participating Units"). Each Participant shall have the number of Participating Units shown opposite his or her name on Exhibit C hereof. All payments under the Plan shall be made in U.S. Dollars. All amounts paid pursuant to the milestones (including calculation of bookings for TCAD Products in a particular period) shall be determined under the standard accounting practices of Synopsys.

        4.    ADJUSTMENT OF FIRST, SECOND AND THIRD MILESTONE BONUS POOL AMOUNTS.    The First Milestone Bonus Pool Amount, the Second Milestone Bonus Pool Amount and Third Milestone Bonus Pool Amount are subject to reduction as follows:

          (a) In the event of any breach or alleged breach of Section 4.9 of the Share Purchase Agreement on or before the first anniversary of the Closing Date (each a "Claim"), Synopsys International shall deliver a Claim Notice (as defined in the Share Purchase Agreement) relating to such Claim to the Seller Agents (as defined in the Share Purchase Agreement) on or prior to the first anniversary of the Closing Date pursuant to the procedures set forth in Section 7 of the Share Purchase Agreement. The terms and conditions of Section 7 of the Share Purchase Agreement shall govern the resolution of any issues relating to a Claim, and no payments relating to the First Milestone (or, if the First Bonus Pool Amount shall have been reduced pursuant to Section 4(a) above and the amount of such claim would exceed the First Milestone Bonus Pool Amount, then no payments relating to the Second Milestone or Third Milestone, if necessary) shall be made pursuant to the Plan until resolution of all Claims is made pursuant to such provisions. In the event the Claim is accepted or determined to be valid under the provisions of Section 7 of the Share Purchase Agreement, then any payments otherwise due and payable to a Participant relating to the First Milestone and, if necessary, the Second Milestone and Third Milestone, shall be offset dollar for dollar from the First Milestone Bonus Amount, Second Milestone Bonus Amount and Third Milestone Bonus Amount, as applicable, up to an aggregate of US$5,000,000.

          (b) Except as provided in an individual Participant's employment agreement, Participating Units initially allocated to Participants who fail to meet the continuing eligibility requirements of the Plan on any payment date hereunder shall be forfeited and shall not be reallocated to the remaining Participants.

        5.    ELIGIBILITY FOR PAYMENT OF FIRST, SECOND AND THIRD MILESTONE BONUS AMOUNTS.    Each Participant shall be entitled to payment of their share of the First, Second and Third Milestone Bonus Pool Amount calculated as provided in this Plan, so long as such Participant remains in a full-time employment relationship with the Company or its affiliates as of (i) the First Milestone Achievement Date with respect to the First Milestone, (ii) the Second Milestone Achievement Date with respect to the Second Milestone, and (iii) the Third Milestone Achievement Date with respect to the Third Milestone.

        6.    PAYMENT OF FIRST, SECOND AND THIRD MILESTONE BONUS AMOUNTS.    The Senior Vice President of Synopsys with responsibility for the Company's product line shall reasonably determine in good faith and after due consultation with the Seller Agents, whether the First Milestone, Second Milestone and Third Milestone have been achieved. Synopsys International shall notify the Seller Agents in writing of his determination not more than ten business days after each of the First Milestone Date, Second Milestone Date and Third Milestone Date.

          (a) First Milestone Bonus Amount. If the First Milestone is achieved by the First Milestone Achievement Date and the First Milestone Bonus Amount is greater than zero, the Company shall, pay each eligible Participant an amount equal to such Participant's First Milestone Bonus Amount on the later of (i) 15 days following the First Milestone Achievement Date, or (ii) promptly following resolution of the Claim in the event that any amounts withheld pursuant to a Claim Notice are not sufficient to satisfy a Claim.

          (b) Second Milestone Bonus Amount. If the Second Milestone is achieved by the Second Milestone Achievement Date and the Second Milestone Bonus Amount is greater than zero, the Company shall pay each eligible Participant an amount equal to such Participant's Second Milestone Bonus Amount on the later of (i) 15 days following the Second Milestone Achievement Date, or (ii) promptly following resolution of the Claim in the event that any amounts withheld pursuant to a Claim Notice are not sufficient to satisfy a Claim.

          (c) Third Milestone Bonus Amount. If the Third Milestone is achieved by the Third Milestone Achievement Date and the Third Milestone Bonus Amount is greater than zero, the Company shall pay each eligible Participant an amount equal to such Participant's Third Milestone Bonus Amount on the later of (i) 15 days following the Third Milestone Achievement Date, or (ii) promptly following resolution of the Claim in the event that any amounts withheld pursuant to a Claim Notice are not sufficient to satisfy a Claim.

        7.    SPECIAL LIMITATION.

          (a) Parachute Payments. Notwithstanding any other provision of the Plan, if the aggregate present value of the maximum amount that may be paid to a particular Disqualified Individual pursuant to the First Milestone Bonus Amount, Second Milestone Bonus Amount, and Third Milestone Bonus Amount (collectively the "Bonuses"), when combined with any other payments or benefits in the nature of compensation such Disqualified Individual would receive from the Company or otherwise as a result of the change in control or ownership of the Company pursuant to the Share Purchase Agreement, would subject the Disqualified Individual (assuming the Disqualified Individual was subject to U.S. tax jurisdiction) to the excise tax imposed by Code Section 4999 (the "Excise Tax"), the number of Participating Units used to calculate the Bonuses to be paid to a Disqualified Individual shall be reduced on the First Milestone Achievement Date, Second Milestone Achievement Date, and Third Milestone Achievement Date (the "Milestone Dates") so that the Disqualified Individual receives the largest possible payment without the imposition of the Excise Tax (assuming the Disqualified Individual was subject to U.S. tax jurisdiction) (the "Reduced Amount"). In such a case, the Participating Units deducted from such Disqualified Individual shall be forfeited and shall not be reallocated to the other Participants.

          (b) Order of Reduction. If a Disqualified Individual receives a Reduced Amount, a reduction in the Bonuses shall occur in the following order: (i) the Third Milestone Bonus Amount, (ii) the Second Milestone Bonus Amount, and (iii) the First Milestone Bonus Amount.

          (c) Shareholder Approval. In the event that the shareholders of the Company approve the payments of the Bonuses in excess of the Reduced Amount in accordance with the requirements of Section 280G(b)(5)(B) of the Code and the Treasury regulations thereunder, then the Bonuses shall not be reduced as contemplated in this Section 7 and the entire amount of the Bonuses shall be paid in full to the Disqualified Individuals. Such shareholder approval of the payments of the Bonuses in excess of the Reduced Amount requires an affirmative vote of the holders of shares representing more than 75% of the voting power of the outstanding shares of capital stock of the Company, voting together as a single class on an as-converted to common stock basis, and excluding any stock held by the Disqualified Individuals.

          (d) Accountants. All determinations required to be made pursuant to this Section 7 shall be made by an accounting firm selected by Synopsys.

        8.    AMENDMENT OF THE PLAN.    This Plan may be amended by the Company or its successors, provided that no amendment shall adversely affect the rights of a Participant without written consent of the Participant.

        9.    NO GUARANTEE OF EMPLOYMENT.    This Plan is intended to provide a financial incentive to Participants and is not intended to confer any rights to continued employment upon Participants whose employment shall be governed by the employment agreement or letter between the Company and the Participant. The Participant's sole right to enforce this Plan shall be as a general unsecured creditor of the Company.

        10.    NO EQUITY INTEREST.    Neither this Plan nor the allocation of Participating Units hereunder creates or conveys any equity or ownership interest in Synopsys nor any rights commonly associated with any such interest, including, but not limited to, the right to vote on any matters put before the Company's or Parent's stockholders.

        11.    ASSIGNMENT OR TRANSFER.    None of the rights, benefits, obligations or duties under this Plan, including the Participating Units, may be assigned or transferred by any Participant. Any purported assignment or transfer by any such Participant shall be void. This Agreement and all rights and duties thereunder shall be freely assignable by the Company to any affiliate. For purposes of this Plan, the term "affiliate" shall mean any entity that controls or is controlled by the Company.

        12.    GOVERNING LAW.    This Plan shall be governed by and construed in accordance with the internal laws (ignoring principles of conflicts of laws) of Switzerland.

        13.    WITHHOLDING OF COMPENSATION.    The Company shall be entitled to deduct and withhold from the compensation or other amounts payable to Participants hereunder as a First, Second or Third Milestone Bonus Amount, or otherwise in connection with such Participants' employment, any amounts required to be deducted and withheld by the Company or any of its subsidiaries or affiliates under the provisions of any applicable statute, law, regulation, ordinance or order.

AGREED AND ACCEPTED:
ISE INTEGRATED SYSTEMS ENGINEERING AG
By:	/s/ H. Fischer
Title:	Chairman
By:	/s/ W. Fichtner
Title:	Board Member

Exhibit A-1
Disqualified Individuals

        *

        *

        *

        *

        *

        *

        *

        *

        *

        *

        *

        * Represents names of individuals.

Exhibit B-1
First Milestone

Milestone Description	Dollar Amount
Continued employment of Participants on First Milestone Achievement Date	$3,000,000
Orders attributable to TCAD Products for Synopsys' fiscal year 2005 (including orders booked by the Company prior to the closing of the acquisition by Synopsys International) equal $*	$3,000,000	**

Total	$6,000,000	**

**
In the event that orders attributable to TCAD Products during Synopsys' fiscal year 2005 are above or below $*, the dollar amount of milestone payment shall be calculated in accordance with the following formula:

Orders greater than US$*
$3,000,000 plus an amount equal to $60,000 for each full percentage point above the target (i.e., $*) by which actual fiscal 2005 TCAD Product orders exceeds $*, up to a maximum in the aggregate of $4,000,000 (the "First Accelerated Amount")
Orders greater than or equal to $*, but less than $*	The dollar amount calculated by multiplying $3,000,000 by a fraction, the numerator of which shall be actual orders for TCAD Products during fiscal 2005 and the denominator of which shall be $*
Orders less than $*	$0

*
Represents quantitative or qualitative performance-related factors or criteria involving confidential commercial or business information, the disclosure of which would have an adverse effect on the Registrant.

Exhibit B-2
Second Milestone

Milestone Description	Dollar Amount
Continued employment of Participants on Second Milestone Achievement Date	$3,000,000
Orders attributable to TCAD Products during Synopsys' fiscal year 2006 equal Second Year Targeted Amount	$3,000,000	**

Total	$6,000,000	**

**
In the event that orders attributable to TCAD Products during Synopsys' fiscal year 2006 are above or below the Second Year Targeted Amount, the dollar amount of the milestone payment shall be calculated in accordance with the following formula:

Orders greater than the Second Year Targeted Amount
$3,000,000 plus an amount equal to $60,000 for each full percentage point above the target (i.e. $*) by which actual fiscal 2006 TCAD Product orders exceeds the Second Year Targeted Amount, up to a maximum in the aggregate of $4,000,000 (the "Second Accelerated Amount");
Orders greater than or equal to 90% of the Second Year Targeted Amount but less than 100% of the Second Targeted Amount
The dollar amount calculated by multiplying $3,000,000 by a fraction, the numerator of which shall be actual orders for TCAD Products during fiscal 2006 and the denominator of which shall be the Second Year Targeted Amount
Orders less than 90% of Second Year Targeted Amount	$0

        The Second Year Targeted Amount shall initially be $*, provided that the Synopsys Senior Vice President responsible for TCAD Products shall be entitled to increase or decrease the Second Year Targeted Amount by up to 10% should he reasonably determine that business conditions warrant, following consultation with the Synopsys Vice President and General Manager, TCAD Products.

*
Represents quantitative or qualitative performance-related factors or criteria involving confidential commercial or business information, the disclosure of which would have an adverse effect on the Registrant.

Exhibit B-3
Third Milestone

Milestone Description	Dollar Amount
Continued employment of Participants on Third Milestone Achievement Date	$4,000,000, less the First Accelerated Amount and Second Accelerated Amount, if any
Orders attributable to TCAD Products during Synopsys' fiscal year 2007 equals the Third Year Targeted Amount	$4,000,000**
Total	$8,000,000**

**
In the event that orders attributable to TCAD Products during Synopsys' fiscal year 2007 is above or below the Third Year Targeted Amount, dollar amount of milestone payment shall be calculated in accordance with the following formula:

Orders greater than Third Year Targeted Amount
$4,000,000 plus an amount equal to $60,000 for each full percentage point above the target (i.e. $*) by which actual fiscal 2007 TCAD Product orders exceeds the Third Year Targeted Amount (the "Third Accelerated Payment"); provided that in no case shall the Third Accelerated Amount, when added to all other amounts paid under this Plan, cause the total amounts paid under this Plan to exceed $20 million; in such a case, the Third Accelerated Payment shall be reduced to an amount that would cause the total payments made under this Plan to equal $20 million.
Orders greater than or equal to 90% but less than 100% of the Third Year Targeted Amount
The dollar amount calculated by multiplying $4,000,000 by a fraction, the numerator of which shall be actual orders for TCAD Products during fiscal 2007 and the denominator of which shall be the Third Year Targeted Amount, provided, no case shall the amounts calculated pursuant to this paragraph, when added to all other amounts paid under this Plan, cause the total amounts paid under this Plan to exceed $20 million; in such a case, the amounts calculated pursuant to this paragraph shall be reduced to an amount that would cause the total payments made under this Plan to equal $20 million
Orders less than 90% of the Third Year Targeted Amount	$0

        The Third Year Targeted Amount shall initially be $* provided that the Synopsys Senior Vice President responsible for TCAD Products shall be entitled to increase or decrease the Third Year Targeted Amount by up to 10% should he reasonably determine that business conditions warrant, following consultation with the Synopsys Vice President and General Manager, TCAD Products.

*
Represents quantitative or qualitative performance-related factors or criteria involving confidential commercial or business information, the disclosure of which would have an adverse effect on the Registrant.

Exhibit C
Participants

Name	Units
Switzerland Employees
*	5.00
*	0.25
*	5.00
*	0.60
*	0.50
*	0.25
*	0.50
*	0.60
*	0.60
*	0.50
*	2.50
*	25.00
*	0.25
*	0.50
*	0.25
*	0.60
*	0.25
*	0.50
*	0.25
*	0.60
*	0.50
*	0.50
*	0.60
*	1.00
*	0.25
*	0.50
*	2.50
*	0.50
*	0.50
*	0.60
*	0.50
*	1.00
*	0.25
*	0.50
*	0.25
*	0.50
*	0.60
*	0.60
U.S. Employees
*	0.50
*	0.50
*	0.25
*	0.25

*
Represents names of individuals.

Name	Units
*	2.50
*	0.50
*	2.50
*	0.50
*	0.50
*	0.50
*	5.00
*	0.25
*	0.50
*	0.60
*	2.50
*	0.25
*	0.25
*	0.50
*	2.50
*	5.00
*	0.25
*	0.50
*	0.60
*	0.50
*	0.50
*	0.50
*	0.50
*	0.50
*	0.60
Japan Employees
*	0.50
*	0.50
*	0.55
*	1.00
*	0.25
*	0.50
*	0.50
*	0.55
*	1.00
*	0.55
*	5.00
Taiwan Employees
*	0.50
*	1.50
*	0.25
Korea Employees
*	0.25
China Employees
*	0.15
TOTAL	100.00

*
Represents names of individuals.